                             Document is copied
                    SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                 FORM 8-K/A


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 2, 2001

                              CYTOMEDIX, INC.
-------------------------------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)

            Delaware                     0-28443               23-3011702
-------------------------------------------------------------------------------
(State or Other Jurisdiction of       Commission          (I.R.S. Employer
         Incorporation)               File Number)        Identification No.)

Three Parkway North, Deerfield, Illinois                         60015
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)

                               (847) 405-7800
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


-------------------------------------------------------------------------------
                        (Former Name or Former Address,
                         if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) (1) FINANCIAL STATEMENTS. Audited financial statements of the Procuren business of Curative Health Services and CHS Services for the fiscal years ended December 31, 1999 and 1998 with Independent Accountant's Report, and unaudited financial statements as of September 30, 2000 and for the nine-month periods ended September 30, 1999 and 1998.

(b) (2) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information relative to the acquisition of the Procuren business for the fiscal year ended December 31, 1999 and for the interim period ended September 30, 2000.

Financial Statements

Curative Health Services, Inc.
Procuren(R) Operations

Years ended December 31, 2000 and 1999

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                              Financial Statements


                     Years ended December 31, 2000 and 1999



                                    CONTENTS

Report of Independent Auditors........................................    1

Statements of Directly Identifiable Assets and Liabilities............    2
Statements of Revenues and Expenses...................................    3
Statements of Cash Flows..............................................    4
Notes to Financial Statements.........................................    5


                         Report of Independent Auditors

To the Board of Directors of
   Curative Health Services, Inc.

We have audited the accompanying statements of directly identifiable assets and liabilities of the Procuren(R) Operations of Curative Health Services, Inc. ("Procuren(R) Operations" as described in Note 1) as of December 31, 2000 and 1999 and the related statements of revenues and expenses, and cash flows for the years then ended. These financial statements are the responsibility of management of Curative Health Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the directly identifiable assets and liabilities of Procuren(R) Operations as of December 31, 2000 and 1999, and its revenues and expenses and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                         /s/ Ernst & Young LLP


Melville, New York
February 15, 2001

                         Curative Health Services, Inc.
                             Procuren(R) Operations

           Statements of Directly Identifiable Assets and Liabilities


                                                                           DECEMBER 31
                                                                       2000           1999
                                                                    ----------     ----------

DIRECTLY IDENTIFIABLE ASSETS
Accounts receivable (less allowance of $117,138 and $210,538 at
  December 31, 2000 and 1999, respectively)                         $  681,840     $1,911,029
Inventories                                                            258,403        296,349
                                                                    ----------     ----------

         Total directly identifiable current assets                    940,243      2,207,378

Property and equipment, net                                          2,784,149      3,009,150
Security deposits                                                       59,898         55,674
Patents and trademarks, net                                            605,630        644,473
                                                                    ----------     ----------

         Total directly identifiable assets                          4,389,920      5,916,675

DIRECTLY IDENTIFIABLE LIABILITIES
Accounts payable                                                       198,926        126,332
Accrued expenses                                                       382,302        363,263
                                                                    ----------     ----------

         Total directly identifiable liabilities                       581,228        489,595
                                                                    ----------     ----------

Total directly identifiable assets in excess of
   directly identifiable liabilities                                $3,808,692     $5,427,080
                                                                    ==========     ==========



SEE ACCOMPANYING NOTES.

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                       Statements of Revenues and Expenses


                                                      YEAR ENDED DECEMBER 31
                                                      2000             1999
                                                  -----------      -----------

Revenues:
   Procuren(R) sales                               $ 6,404,456      $12,049,969
   Facility fees                                      615,984          837,813
                                                  -----------      -----------

         Total revenues                             7,020,440       12,887,782

Cost of revenues:
  Supplies                                            722,027        1,213,887
  Facility costs                                    4,480,160        5,508,441
                                                  -----------      -----------

         Total cost of revenues                     5,202,187        6,722,328

Other expenses:
  Selling, general and administrative               1,474,117        1,675,273
  Technical services                                2,136,063        2,832,847
  Bad debts                                           156,503          453,586
                                                  -----------      -----------

         Total other expenses                       3,766,683        4,961,706
                                                  -----------      -----------

Total cost of revenues and other expenses           8,968,870       11,684,034
                                                  -----------      -----------

Excess (deficiency) of revenues over expenses     $(1,948,430)     $ 1,203,748
                                                  ===========      ===========

SEE ACCOMPANYING NOTES.

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                            Statements of Cash Flows


                                                                                 YEAR ENDED DECEMBER 31
                                                                                 2000             1999
                                                                              -----------      -----------

OPERATING ACTIVITIES
Excess (deficiency) of revenues over expenses                                 $(1,948,430)     $ 1,203,748
Adjustments to reconcile excess (deficiency) of revenues over expenses to net cash provided by operating activities:
     Depreciation and amortization                                                757,533          934,989
     Provision for doubtful accounts                                              156,503          453,586
     Change in operating assets and liabilities:
       Decrease in accounts receivable                                          1,072,686          827,170
       Decrease in inventories                                                     37,946           84,648
       Increase (decrease) in accounts payable and accrued expenses
                                                                                   91,633         (105,697)
                                                                              -----------      -----------
Net cash provided by operating activities                                         167,871        3,398,444

INVESTING ACTIVITIES
Purchases of property and equipment                                              (493,690)      (1,153,126)
Increase in security deposits                                                      (4,224)          (4,529)
                                                                              -----------      -----------
Net cash used in investing activities                                            (497,914)      (1,157,655)

FINANCING ACTIVITIES
Cash flow from (to) Parent, Curative Health Services, Inc.                        330,043       (2,240,789)
                                                                              -----------      -----------
Net cash provided by (used in) financing activities                               330,043       (2,240,789)
                                                                              -----------      -----------
Cash and cash equivalents at beginning and end of year                        $        --      $        --
                                                                              ===========      ===========

SEE ACCOMPANYING NOTES.

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                          Notes to Financial Statements

                                December 31, 2000


1. BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

The accompanying financial statements include directly identifiable assets and liabilities, revenues and expenses and cash flows of the Procuren(R) Operations of Curative Health Services, Inc. ("Procuren(R) Operations"). Procuren(R) is a product line of Curative Health Services, Inc. (the "Company"). The Company is a disease management company in the chronic wound care business. The Company manages a nationwide network of Wound Care Centers that offer patients a multi-disciplinary comprehensive wound treatment program. Procuren(R) is a treatment that is provided at the wound care centers.

Procuren(R) Operations was not a separate legal entity and, as such, was an integral part of the Company's operations. As a result, separate financial statements were not maintained for the operations sold to Cytomedix, Inc. ("Cytomedix"). The accompanying financial statements have been prepared from the books and records of the Company and do not purport to reflect the assets and liabilities and results of operations and cash flows that would have resulted if Procuren(R) Operations had operated as a separate entity. Rather, these financial statements were prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, in conjunction with Cytomedix's Registration Statement on Form SB-2, which indicate that certain financial statements are required for Procuren(R) Operations.

2. DESCRIPTION OF SALE

On October 12, 2000, the Company announced the sale of certain assets related to its Procuren(R) Operations to Cytomedix. The sale was finalized on January 2, 2001. The sale price for the Procuren(R) Operations was approximately $3.8 million, of which $2.1 million was paid in cash and the Company was issued a note for $1.7 million by Cytomedix which is payable in full in April 2001. In addition, as part of the consideration for taking the $1.7 million note from Cytomedix, the Company was issued 600,845 warrants to purchase shares of common stock of Cytomedix for $.50 per share. Under the agreement, Cytomedix will acquire the Company's assets associated with Procuren(R) Operations and will be the exclusive manufacturer of the Procuren(R) solution. The Company will continue to be the exclusive distributor of the product in the United States and will receive royalties based on the sales of the products that are developed from the associated patents on sales outside the United States.

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                    Notes to Financial Statements (continued)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK: Substantially all of the Company's revenues have been generated from Wound Care Centers which the Company has established as cooperative ventures with acute care hospitals in the United States to provide a multi-disciplinary treatment protocol for chronic wounds. The Company sells Procuren(R) to acute care hospitals and other health care providers. Credit is extended based on an evaluation of the hospital's financial condition and collateral is generally not required.

ACCOUNTS RECEIVABLE: Accounts receivable represents the Procuren(R) portion of the outstanding receivable from hospitals, net of the allowance for bad debts.

INVENTORIES: Inventories are recorded at the lower of cost or market on a first-in, first-out basis. Inventories consist principally of the consumable supplies required for the manufacture of Procuren(R).

PROPERTY AND EQUIPMENT: Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over the estimated useful lives (generally 4 to 7 years). Leasehold improvements are amortized over the life of the lease or the useful life of the related asset, whichever is shorter. Total direct expenses include depreciation and amortization expense related to the assets sold of approximately $741,000 and $883,000 for the years ended December 31, 2000 and 1999, respectively.

SECURITY DEPOSITS: Consists principally of amounts held by landlords under leases for the Company's Procuren(R) Operations' processing facilities and New York warehouse.

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                    Notes to Financial Statements (continued)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PATENTS AND TRADEMARKS: Patents and trademarks consist of costs of filing patents and trademarks. Costs and expenses related to patents and trademarks are being amortized over the estimated life of the patent (17 years) or trademark (20 years) using the straight-line method. Total other expenses include amortization expense related to patents and trademarks of approximately $39,000 and $52,000 for the years ended December 31, 2000 and 1999, respectively.

LIABILITIES: Total liabilities include trade payables related to the Procuren(R) blood processing facilities and accrued expenses such as wages, benefits, rents and other miscellaneous expenses.

STOCK-BASED COMPENSATION PLANS: The Company grants stock options for a fixed number of shares of its common stock to employees with the exercise price equal to the fair value of the shares at the date of grant. Footnote disclosure related to the Company's stock-based compensation plans has not been included in the accompanying financial statements and footnotes because Procuren(R) Operations is not a separate legal entity for which stock options were issued and outstanding for the years presented.

INCOME TAXES: The Company provides for income taxes using the liability method in accordance with FASB No. 109, "Accounting for Income Taxes." Corporate allocations for income tax liability and expense relating to Procuren(R) Operations have not been included in the accompanying financial statements for the years presented. Procuren(R) Operations is not a separate member of a consolidated group and, therefore, any applicable income tax is recognized by the parent of the consolidated group, Curative Health Services, Inc.

4. STATEMENT OF REVENUES AND EXPENSES

REVENUES: Revenues are recorded when products are dispensed. Total revenues include actual charges to hospitals for Procuren(R) and estimates of Procuren(R) revenue in instances where Procuren(R) charges are not separately stated (approximately $261,000 and $372,000 for the years ended December 31, 2000 and 1999, respectively), and fees related to operation of the Procuren(R) blood processing facilities.

COST OF REVENUES: Cost of revenues represents the cost of producing Procuren(R). These costs include raw materials, labor, and overhead such as rent, depreciation, utilities, and other costs of operating the blood processing facilities.

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                    Notes to Financial Statements (continued)


4. STATEMENT OF REVENUES AND DIRECT EXPENSES (CONTINUED)

OTHER EXPENSES: Total other expenses include selling, general and administrative, bad debt and technical services costs such as quality assurance, facility management, and purchasing costs. Included in technical service costs are corporate allocations including secretarial support, rent, utilities, and insurance which approximated $298,000 and $578,000 for the years ended December 31, 2000 and 1999, respectively. Included in selling, general and administrative expenses are other corporate allocations for selling, general and administrative support services such as payroll, human resources, accounting and accounts payable, management information systems and similar services from Curative Health Services, Inc. approximating $1,474,000 and $1,675,000 for the years ended December 31, 2000 and 1999, respectively.

5. PROPERTY AND EQUIPMENT

A summary of property and equipment and related accumulated depreciation and amortization follows:

                                                          DECEMBER 31
                                                      2000           1999
                                                   ----------     ----------

Property and equipment                             $3,614,434     $3,368,057
Leasehold improvements                              3,381,717      3,134,405
                                                   ----------     ----------
Less accumulated depreciation and amortization
                                                    4,212,002      3,493,312
                                                   ----------     ----------
                                                   $2,784,149     $3,009,150
                                                   ==========     ==========

                         Curative Health Services, Inc.
                             Procuren(R) Operations

                    Notes to Financial Statements (continued)


6. COMMITMENTS AND CONTINGENCIES

LEASES: The Company has entered into several noncancellable operating leases for the rental of certain office space relating to Procuren(R) Operations processing facilities and equipment leases at such locations expiring in various years through 2004. The following is a schedule of future minimum lease payments by year and in the aggregate under noncancellable operating leases and initial or remaining terms of one year or more at December 31, 2000:

                      OPERATING LEASES
                      ----------------
          2001          $  554,000
          2002             378,000
          2003             190,000
          2004              13,000
                        ----------
          Total         $1,135,000
                        ==========

Rent expense for all operating leases associated with Procuren(R) Operations approximated $704,000 and $696,000 for the years ended December 31, 2000 and 1999, respectively.

7. EMPLOYEE BENEFITS

The Company maintains a qualified Employee Savings Plan (the "Plan") for eligible employees under Section 401(k) of the Internal Revenue Code. The Plan provides for voluntary employer contributions at the discretion of the Company. The Company currently has authorized employer contributions of 50% of employees' contributions up to 2% of the employees' compensation.

The Company also maintains a non-qualified Deferred Compensation Plan for certain executives and directors.

Corporate allocations for employee benefits approximating $32,000 and $48,000 have been included in selling, general and administrative expenses for the years ended December 31, 2000 and 1999, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Set forth below is unaudited condensed combined financial information showing the pro forma effects of the acquisition on January 2, 2001 by Cytomedix, Inc. of certain assets from Curative Health Services, Inc. related to the development and production of Curative's chronic wound care treatment agent, Procuren, herein referred to as Procuren-Registered Trademark- Operations. We have derived the pro forma condensed combined financial information from Cytomedix's audited financial statements and Procuren-Registered Trademark-Operation's unaudited financial statements, each as of and for the year ended December 31, 2000. No events occurred between December 31, 2000 and January 2, 2001 that materially affected the financial position of either Cytomedix, Inc. or Procuren Operations.

The pro forma condensed combined statement of operations is presented as if the purchase of the assets, the issuance of the promissory notes, and the grant of the warrants to purchase Cytomedix common stock had occurred as of the beginning of the period presented.

The pro forma condensed combined financial information is not necessarily indicative of the results of operations Cytomedix would have obtained had the acquisition of Procuren-Registered Trademark- Operations and the promissory note issuance been completed as of the beginning of the period presented. Accordingly, actual results will differ from the pro forma results, and the differences may be material. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the separate historical financial statements and the notes thereto appearing elsewhere in this Form SB-2 or incorporated elsewhere in this Form SB-2 by reference. The unaudited pro forma condensed combined financial information has been included for comparative purposes only.

                                 CYTOMEDIX, INC.
                          (a development stage entity)

              Unaudited Pro Forma Condensed Combined Balance Sheet

                                December 31, 2000

                                                                     Cytomedix,    Procuren     Pro Forma
                  ASSETS                                                 Inc.     Operations    Adjustments       Pro Forma
                                                                     -----------  -----------   -----------       ----------
                                                                                   Unaudited     Unaudited         Unaudited
Current assets:
    Cash and cash equivalents                                        $ 2,116,232  $             $                 $ 2,116,232
    Receivables                                                          228,044                                      228,044
    Prepaid expenses and other current assets                            137,833      318,301                         456,134
                                                                     -----------  -----------                     -----------

             Total current assets                                      2,482,109      318,301                       2,800,410

Property and equipment, net                                              514,713    2,784,149                       3,298,862

Debt discount                                                                --            --     2,370,000 (d)     2,370,000
Deferred financing costs                                                     --            --     1,185,000 (f)     1,185,000
Identified and unidentified intangible assets                                --       680,121     2,622,000 (c)     3,302,121
Other                                                                    878,452           --      (722,000)(c)       156,452
                                                                     -----------  -----------                     -----------
             Total other assets                                          878,452      680,121                       7,013,573
                                                                     -----------  -----------                     -----------
                                                                     $ 3,875,274  $ 3,782,571                     $13,112,845
                                                                     ===========  ===========                     ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Short-term debt and current maturities of long-term obligations   $   18,470  $              $1,682,571 (c)   $ 3,801,041
                                                                                                  2,100,000 (d)
    Payable - stockholder and related parties                             87,083                                       87,083
    Accounts payable and accrued expenses                                964,644                                      964,644
    Deferred revenue                                                      15,000                                       15,000
                                                                      ----------  -----------                     -----------

             Total current liabilities                                 1,085,197           --                       4,867,768

Long-term liabilities                                                    155,510                                      155,510
                                                                     -----------  -----------                     -----------

             Total liabilities                                         1,240,707           --                       5,023,278

Preferred Stock series A 5% cumulative                                 1,625,000           --                       1,625,000

Stockholders' equity                                                   1,009,567                  1,900,000 (c)     6,464,567
                                                                                                  2,370,000 (d)
                                                                                                  3,782,571 (e)
                                                                                                 (3,782,571)(e)
                                                                                                  1,185,000 (f)

Net assets - Procuren                                                               3,782,571    (3,782,571)(c)            --
                                                                     -----------  -----------                     -----------

                                                                     $ 3,875,274  $ 3,782,571                    $ 13,112,845
                                                                     ===========  ===========                    ===========

The accompanying notes are an integral part of this unaudited pro forma condensed combined balance sheet.

                                 CYTOMEDIX, INC.
                          (a development stage entity)

          Unaudited Pro Forma Condensed Combined Statement of Operations

                          Year ended December 31, 2000

                                                                 Cytomedix,        Procuren         Pro Forma
                                                                    Inc.          Operations       Adjustments        Pro Forma
                                                               -------------    -------------    --------------     ------------
                                                                                  unaudited         unaudited         unaudited
Revenues                                                       $     318,819    $   7,020,440    $                  $  7,339,259

Cost of sales                                                         61,952        5,292,518                          5,354,470
                                                               -------------    -------------                       ------------

             Gross margin                                            256,867        1,727,922                          1,984,789

Selling, general, and administrative expenses                     33,724,748        3,648,950        887,042 (a)      38,260,740
                                                               -------------    -------------                       ------------

             Loss from operations                                (33,467,881)      (1,921,028)                       (36,275,951)
                                                                                                   1,185,000 (b)
Other (income) expense, net                                         (212,669)              --        378,057 (b)       1,350,588
                                                               -------------    -------------                       ------------

             Net loss                                            (33,255,212)      (1,921,028)                       (37,626,539)

Dividend on Series A preferred stock                                  81,250               --                             81,250
                                                               -------------    -------------                       ------------

             Net loss applicable to common
                stockholders                                   $ (33,336,462)   $  (1,921,028)                      $(37,707,789)
                                                               =============    =============                       ============

Basic and diluted loss per common share                        $       (3.26)                                        $      (3.68)
                                                               =============                                         ============

Weighted average shares outstanding                               10,240,532                                           10,240,532
                                                               =============                                         ============

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     (a) To reflect a full year of depreciation expense on property and equipment, and amortization expense on identifiable intangibles acquired as if the acquisition had occurred at the beginning of the period presented, as follows:

               Depreciation       5 Years              $ 556,830
               Amortization      10 Years                330,212
                                                       ---------
                  Total                                $  887,042
                                                       ==========

     (b) To reord annual interest expense resulting from the issuance of 10% convertible secured promissory notes for the acquisition of Procuren-Registered Trademark- Operations as if the debt had been incurred as of the beginning of the period presented. Interest expense has been annualized assuming refinancing of short-term debt on substantially identical terms. To record amortization of deferred financing costs.

     (c) To record the acquisition of Procuren-Registered Trademark-Operations as if the purchase had occurred on December 31, 2000. The estimated purchase price allocations are as follows:


Purchase price paid as:
   Proceeds from debt issued                               $2,100,000
   10% note issued to Curative                              1,682,571
   600,846 warrants issued to Curative                      1,900,000
   Transaction costs                                          722,000
                                                           ----------
                                                            6,404,571

Allocated to:
   Current assets                                             318,301
   Property and equipment                                   2,784,149
   Identified and unidentified intangible assets            3,302,121

     (d) To record issuance of $2,100,000 of 10% convertible secured promissory notes and 750,000 common stock warrants to finance the Procuren acquisition. The fair value of the warrants using the Black Scholes model is estimated to be $2,370,000. For purposes of pro forma presentation the fair value attributable to the warrants and resulting discount on debt is shown separately on the unaudited pro forma condensed combined balance sheet.

     (e) To record the beneficial conversion feature of the convertible notes that are convertible upon their issuance. The beneficial conversion amount of $3,782,571 is limited by the amount of proceeds of the note.

     (f) To record deferred financing costs associated with warrants issued to a third party consultant for a placement fee to secure the debt financing.

     (g) There were no intercompany balances during the period presented. All intercompany transactions have been eliminated.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CYTOMEDIX, INC.


                                    -----------------------------------
                                    (Registrant)

Dated: March 16, 2001               By: /s/ James A. Cour
                                        -------------------------------
                                        James A. Cour
                                        President and Chief Executive Officer